TO BE COMPLETED BY TENDERING HOLDERS THAT ARE U.S. PERSONS (INCLUDING U.S. RESIDENT ALIENS)

PAYER’S NAME: CARNIVAL CORPORATION
SUBSTITUTE FORM W-9	Part 1 — PLEASE PROVIDE YOUR TIN IN THE BOX BELOW AND CERTIFY BY SIGNING AND DATING BELOW.	Social Security Number(s) OR _ _Federal Employer Identification Number(s)
Department of the Treasury Internal Revenue Service and Certifications Payer’s Request for Taxpayer Identification Number (“TIN”)	Part 2 — Certification — Under penalties of perjury, I certify that:
(1) The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued for me), and
(2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and
(3) I am a U.S. person (including a U.S. resident alien).
Certification Instructions — You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest or dividends on your tax return.

Name _ _		Part 3 —
Business name (if different from above): _ _		Awaiting TIN — ☐
List Account number(s) here (optional): _ _
Entity: ☐ Individual/Sole proprietor ☐ Corporation ☐ Partnership ☐ Other:
Address (Include Zip Code) _ _
Signature of U.S. person _ _
Date _ _

NOTE:	FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN A $50 PENALTY IMPOSED BY THE INTERNAL REVENUE SERVICE AND BACKUP WITHHOLDING OF 28% OF ANY CASH PAYMENTS MADE TO YOU PURSUANT TO THE OFFER TO PURCHASE AND CONSENT SOLICITATION STATEMENT. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

NOTE:	YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN PART 3 OF THE SUBSTITUTE FORM W-9.

CERTIFICATION OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (1) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration office or (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number by the time of payment, 28% of all reportable cash payments payable to me thereafter will be withheld until I provide a taxpayer identification number to the payer and that, if I do not provide my taxpayer identification number within sixty days, such retained amounts shall be remitted to the IRS as backup withholding.

Signature: _ _          Date: _ _

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payer. Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer. All “Section” references are to the Internal Revenue Code of 1986, as amended (the “Code”). “IRS” is the Internal Revenue Service.

Give the
	Give the		EMPLOYER
	SOCIAL SECURITY		IDENTIFICATION
For this type of account:	NUMBER OF —	For this type of account:	NUMBER OF —
		6. A valid trust, estate, or pension trust	The legal entity(4)
1. An individual’s account	The individual	7. Corporate account or LLC electing corporate status on Form 8832	The corporation
2. Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account (1)	8. Association, club, religious, charitable, educational, or other tax-exempt organization account	The organization
3. Custodian account of a minor (Uniform Gift to Minors Act)	The minor(2)	9. Partnership account or multi-member LLC	The partnership
4. a. The usual revocable savings trust account (grantor is also trustee)	The grantor-trustee(1)	10. A broker or registered nominee	The broker or nominee
b. So-called trust account that is not a legal or valid trust under State law	The actual owner(1)
5. Sole proprietorship account or single-owner LLC	The owner(3)	11. Account with the Department of Agriculture in the name of a public entity (such as a State or local government, school district, or prison) that receives agricultural program payments	The public entity
		12. Sole proprietorship or single owner LLC	The owner(3)

1.	List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person’s number must be furnished.

2.	Circle the minor’s name and furnish the minor’s social security number.

3.	You must show your individual name. You may also enter your business name. You may use either your Social Security number or your Employer Identification number.

4.	List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

NOTE:	If no name is circled when there is more than one name listed, the number will be considered to be that of the first name listed.

Obtaining a Number

If you don’t have a taxpayer identification number or you don’t know your number, obtain Form SS-5, Application for a Social Security Number Card (for individuals), Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service (the “IRS”) and apply for a number. U.S. resident aliens who cannot obtain a Social Security number must apply for an ITIN (Individual Taxpayer Identification Number) on Form W-7.

Payees Exempt from Backup Withholding

Payees specifically exempted from backup withholding on ALL payments include the following:

•	An organization exempt from tax under Section 501(a) of the Internal Revenue Code of 1986, as amended (the “Code”), or an individual retirement plan or a custodial account under Section 403(b) (7) of the Code, if the account satisfies the requirements of Section 401(f) (2) of the Code.

•	The United States or any agency or instrumentality thereof.

•	A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

•	A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

•	An international organization or any agency or instrumentality thereof.

Other payees that MAY BE EXEMPT from backup withholding include the following:

•	A corporation.

•	A financial institution.

•	A dealer in securities or commodities required to register in the U.S., the District of Columbia or a possession of the U.S.

•	A real estate investment trust.

•	A common trust fund operated by a bank under Section 584(a) of the Code.

•	A trust exempt from tax under Section 664 of the Code or a trust described in Section 4947 of the Code.

•	An entity registered at all times during the tax year under the Investment Company Act of 1940.

•	A foreign central bank of issue.

•	A futures commission merchant registered with the Commodity Futures Trading Commission.

•	A middleman known in the investment community as a nominee or custodian.

Payments Exempt from Backup Withholding

Payment of dividends and patronage dividends not generally subject to backup withholding include the following:

•	Payments to nonresident aliens subject to withholding under Section 1441 of the Code.

•	Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident alien partner.

•	Payments of patronage dividends where the amount received is not paid in money.

•	Payments made by certain foreign organizations.

•	Section 404(k) payments made by an ESOP.

Payments of interest not generally subject to backup withholding include the following:

•	Payment of interest on obligations issued by individuals.

Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer’s trade or business and you have not provided your correct taxpayer identification number to the payer.

•	Payment of tax-exempt interest (including exempt interest dividends under Section 852 of the Code).

•	Payment described in Section 6049(b) (5) to nonresident aliens.

•	Payments on tax-free covenant bonds under Section 1451 of the Code.

•	Payments made by certain foreign organizations.

•	Mortgage or student loan interest paid to you.

Exempt payees described above that are U.S. persons (including a U.S. resident alien individual) should file Form W-9 to avoid possible erroneous backup withholding. ENTER YOUR NAME, ADDRESS, STATUS AND TAXPAYER IDENTIFICATION NUMBER, WRITE “EXEMPT” ON THE FACE OF PART II OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER. IF YOU ARE A NONRESIDENT ALIEN OR A FOREIGN ENTITY NOT SUBJECT TO BACKUP WITHHOLDING, FILE WITH THE PAYER A COMPLETED INTERNAL REVENUE FORM W-8BEN, W-8ECI, W-8IMY or W-8EXP, AS APPLICABLE.

Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see Sections 6041, 6041A, 6042, 6044, 6045, 6049, and 6050A and 6050N of the Code and the regulations promulgated thereunder.

Privacy Act Notice.  Section 6109 requires most recipients of dividends, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 28% of taxable interest, dividends, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties

1. Penalty for Failure to Furnish Taxpayer Identification Number.  If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

2. Civil Penalty for False Information With Respect to Withholding.  If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

3. Criminal Penalty for Falsifying Information.  Willfully falsifying certifications or affirmations may subject you tocriminal penalties including fines and/or imprisonment.

4. Misuse of TINs. If the requester discloses or uses TINs in violation of Federal law, the register may be subject to civil and criminal penalties.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE

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